CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12945 and 333-47253) of RockShox, Inc. of our report dated April 27, 1999 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 27, 1999 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers  LLP


San  Jose,  CA
June  28,  2000

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